Exhibit 5.1

December 19, 2008	Mayer Brown LLP 700 Louisiana Street Suite 3400 Houston, Texas 77002-2730

Main Tel (713) 238-3000 Main Fax (713) 238-4888 www.mayerbrown.com
ION Geophysical Corporation
2105 CityWest Blvd., Suite 400
Houston, Texas 77042-2839
Ladies and Gentlemen:
     As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by ION Geophysical Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by our firm.
     The securities that may be so offered and sold include (a) shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company; (b) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company; (c) the Company’s unsecured senior debt securities (the “Senior Debt Securities”) and unsecured subordinated debt securities (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”), between the Company and a trustee to be named therein (the “Senior Debt Trustee”) and a subordinated debt indenture (the “Subordinated Debt Indenture”) between the Company and a trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”) (the Senior Debt Indenture and the Subordinated Debt Indenture, as the same may be supplemented, in connection with the issuance of each series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series of Debt Securities, are together referred to herein as the “Indentures”); (d) depositary shares of the Company (the “Depositary Shares”) each representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Receipts”), which may be issued pursuant to a deposit agreement (the “Deposit Agreement”) among the Company, a depositary to be named therein (the “Depositary”) and the holders from time to time of the Depositary Receipts issued thereunder; (e) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be named therein (the “Warrant Agent”); and (f) units (the “Units”) to be issued under one or more unit agreements (each such unit agreement, a “Unit Agreement”) to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units.

Mayer Brown LLP
ION Geophysical Corporation
December 19, 2008

     The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants and Units are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
     In our capacity as securities counsel in connection with the Registration Statement referred to above, we have examined originals, or copies certified or otherwise identified, of the Company’s Restated Certificate of Incorporation and Bylaws, each as amended to date (the “Charter Documents”), the forms of Senior Debt Indenture, Subordinated Debt Indenture and notes evidencing the Debt Securities (each in the form to be filed as an exhibit to the Registration Statement) and corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.
     In connection with this opinion, we have assumed that:
     (a) the Registration Statement and any amendments thereto will have become effective under the Act and such effectiveness shall not have been terminated or rescinded;
     (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (c) all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;
     (d) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;
     (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (a “Purchase Agreement”);

Mayer Brown LLP
ION Geophysical Corporation
December 19, 2008

     (f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;
     (g) all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;
     (h) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares;
     (i) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;
     (j) in the case of a series of Senior Debt Securities, an indenture substantially in the form of the Senior Debt Indenture will have been duly executed and delivered by the Company and the trustee thereunder;
     (k) in the case of a series of Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Debt Indenture will have been duly executed and delivered by the Company and the trustee thereunder;
     (l) in the case of a series of Senior Debt Securities or Subordinated Debt Securities:
•	the Board will have taken all necessary corporate action to designate and establish the terms of such Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

Mayer Brown LLP
ION Geophysical Corporation
December 19, 2008

•	the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

•	forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;
     (m) in the case of Depositary Shares and the related Depositary Receipts, the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares and to authorize the issuance of the Depositary Receipts and any other Depositary Receipts issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Depositary Receipts and related matters; with respect to the shares of Preferred Stock underlying such Depositary Shares, all necessary actions to approve, designate, establish the terms and authorize the issuance of the series of Preferred Stock will have been taken and such terms will not violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or regulatory body having jurisdiction over the Company; the Deposit Agreement relating to the Depositary Shares and the related Depositary Receipts will have been duly and properly authorized and validly executed and delivered by the Company and the Depositary, and such Deposit Agreement and such Depositary Receipts will not include any provision that is unenforceable; the shares of Preferred Stock underlying such Depositary Shares will have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and deposited with the Depositary under the applicable Deposit Agreement; and the Depositary Receipts will have been duly executed, countersigned, registered and delivered against the deposit of such shares of Preferred Stock in accordance with the Deposit Agreement;
     (n) in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the Warrant Agreement relating thereto; such Warrant Agreement will have been duly executed and delivered by the Company and the Warrant Agent thereunder appointed by the Company; neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Warrant Agreement; and
     (o) in the case of Units, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Units and the issuance of the Securities to be issued pursuant thereto and to approve the Unit Agreement relating thereto; such Unit Agreement will have been duly executed and delivered by the Company and the Unit Agent thereunder appointed by the Company; neither such Unit Agreement nor any other instrument establishing such Units or defining the rights of the holders of such Units will include any provision that is unenforceable; and such Units or certificates representing such Units will have

Mayer Brown LLP
ION Geophysical Corporation
December 19, 2008

been duly executed, countersigned, registered and delivered in accordance with the provisions of such Unit Agreement.
     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:
     1. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized by all necessary corporate action on the part of the Company and validly issued, and will be fully paid and nonassessable.
     2. The Debt Securities included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     3. The Depositary Shares included in the Securities will, when issued, represent valid interests in the shares of Preferred Stock represented by such Depositary Shares and will entitle the holders thereof to the rights specified in the Depositary Receipts evidencing the Depositary Shares and in the related Deposit Agreement.
     4. The Warrants included in the Securities will, when issued, have been duly authorized by all necessary corporate action on the part of the Company and validly issued.
     5. The Units included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial

Mayer Brown LLP
ION Geophysical Corporation
December 19, 2008

decisions interpreting the foregoing) and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,
/s/ Mayer Brown LLP